Exhibit(c)(6)

HOULIHAN LOKEY

China Nuokang Bio-Pharmaceutical Inc.

Presentation to the Independent Committee of the Board of Directors

September 27, 2012

MERGERS & ACQUISITIONS

CAPITAL MARKETS

FINANCIAL RESTRUCTURING

FINANCIAL ADVISORY SERVICES

HL.com

Confidential

China Nuokang Bio-Pharmaceutical Inc.

Disclaimer

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Independent Committee of the Board of Directors (the “Committee”) of China Nuokang Bio-Pharmaceutical Inc. (the “Company”) by Houlihan Lokey in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials. 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If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer, then such statement is being delivered to support the promotion or marketing of the transaction or matter addressed and such person should seek advice based on its particular circumstances from an independent tax advisor. The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials, except as expressly contemplated by Houlihan Lokey’s engagement letter. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. 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The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. 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HOULIHAN LOKEY 1

China Nuokang Bio-Pharmaceutical Inc.

Table of Contents

Page

Transaction Overview 3

Financial Analysis 8

Appendix 18

Additional Financial Data 19

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HOULIHAN LOKEY 2

Transaction Overview

Transaction Overview

Summary of Selected Transaction Terms1

Parties to the Transaction

• China Nuokang Bio-Pharmaceutical Inc. (“Nuokang” or the “Company”), a Cayman Islands company

• Kingbird Investment Inc. (“Parent”)

• Kingbird Mergerco. Inc., a wholly-owned subsidiary of Parent (“Merger Sub”)

• Mr. Baizhong Xue and his wife, Yuhan Zhu (collectively known as “Mr. Xue” or the “Chairman”)

• Anglo China Bio-technology Investment Holdings Limited and Britain Ukan Technology Investment Holdings (Group) Limited, both British Virgin Islands companies (collectively the “Founder Vehicles”)

• China Grand Enterprises (HK) Limited (“China Grand”), a company incorporated in Hong Kong and the provider of financing to Parent (“Lender”)

Form of Transaction

• Merger: Merger Sub to be merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent

Form of Consideration

• Cash Only: each Company share (a “Company Share” or, collectively, the “Company Shares”) excluding Excluded Shares and Founder Shares will be converted into the right to receive $0.725 in cash without interest (the “Per Share Merger Consideration”) and each American Depository Share representing eight Company Shares (an “ADS” or , collectively the “ADSs”) excluding Excluded Shares and Founder Shares will be converted into the right to receive $5.80 in cash without interest (the “Per ADS Merger Consideration”)

• “Excluded Shares” shall mean (i) Company Shares owned by Parent, Merger Sub or the Company (as treasury shares, if any), or by any direct or indirect wholly owned Subsidiary of Parent, Merger Sub or the Company, in each case immediately prior to the Effective Time, and (ii) “Dissenting Shares” which are held by a shareholder of Company Shares who has validly exercised and not withdrawn or lost its right to dissent from the Merger

• “Founder Shares” shall mean Company Shares owned by Founder Vehicles

Certain Closing Conditions

• Vote requirements: Subject to the approval by two-thirds or more of shareholders voting in person or by proxy as a single class in accordance with Cayman Companies Law

• The aggregate amount of Dissenting Shares shall be less than 15% of the total outstanding Company Shares

• The Committee shall have received separate fairness opinions from Houlihan Lokey (China) Limited and Lazard Asia (Hong Kong) Limited

Company Termination Fee

• US$1.0 million

Parent Termination Fee

• US$3.0 million

Treatment of Restricted Share Units

• Shall be fully vested

Financing

• Parent has delivered to the Company a true, complete and correct copy of a loan agreement, dated as of the date hereof (the “Loan Agreement”), between Parent and China Grand, pursuant to which the Lender has agreed, subject to the terms and conditions thereof, to provide the loan described therein

Source: Draft dated September 27, 2012 of the Agreement and Plan of Merger among Kingbird Investment Inc., Kingbird Mergerco. Inc., and China Nuokang Bio-Pharmaceutical Inc. (the “Agreement”)

Note:

1. This summary is intended only as an overview of selected terms and is not intended to cover all terms or details of the Transaction; this summary is qualified by the terms and conditions of the Agreement.

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HOULIHAN LOKEY 4

Transaction Overview

Transaction Value Overview

Summary of Transaction Value

(US$ in millions, except per ADS values)

Security	ADS Outstanding[1]	Per ADS Transaction Consideration	
ADS	19.3	$5.80	
Implied Values			
Implied Common Equity			**$111.9**
Adjustments:			
Debt[2]			1.1
Cash and Short Term Investment[2]			(37.2)
Minority Interest[2]			0.3
Implied Enterprise Value			**76.2**
Implied Transaction Multiples			
Revenue[3]			**Implied Multiple**
LTM 06/30/2012			1.74x
NFY 2012			1.64x
EBITDA[3]			
LTM 06/30/2012			13.8x
NFY 2012			9.0x

Implied Premiums to Historical Stock Trading Prices

Trading Period Prior to Announcement (05/09/2012)[4]	Closing Price[5]	Implied Premium of Per ADS Transaction Consideration over Average Closing Price
Current (09/21/2012)[6]	$4.83	20.0%
1 Day	$3.70	56.8%
5 Day Average	$3.67	58.2%
10 Day Average	$3.66	58.6%
1 Month Average	$3.65	59.0%
3 Month Average	$3.13	85.1%
6 Month Average	$2.93	98.0%
1 Year Average	$3.84	51.2%
52 Week High 07/08/2011	$5.68	2.1%
52 Week Low 12/09/2011	$2.30	152.2%
IPO 12/09/2009	$9.00	-35.6%

Notes:
1. Based on 154,390,734 fully diluted ordinary shares, or 19,298,841.75 ADSs (1 ADS = 8 ordinary shares) per the Agreement.
2. Debt, cash and short term investments, and minority interest as of 6/30/2012.
3. Revenue and EBITDA per Nuokang public filings; NFY revenue and EBITDA per Company management projections.
4. Date of public announcement of Chairman Xue's proposal.
5. ADS prices per Capital IQ, average price calculated as the average daily close price during the specified time period.
6. Current price represents price as of the valuation date.
LTM refers to the most recently completed twelve month period for which financial information has been made public.
NFY refers to the next fiscal year for which financial information has not been made public.

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HOULIHAN LOKEY | 5

Transaction Overview

Stock Trading History

ADS Price & Volume History

Closing ADS Price (US $)

Aug 26, 2011 Nuokang announces that its board of directors is exploring strategic alternatives to maximize shareholder value which may include a sale of the Company

May 09, 2012 Nuokang receives a preliminary, non-binding proposal from Mr. Baizhong Xue, chairman of the board to acquire all of the outstanding ordinary shares not owned by himself at $5.80 per ADS

Daily Volume (millions)

Sep 19, 2012

National Development and Reform Commission announces price cut of 13% to Baquting’s end-user price

$10.00 $8.00 $6.00

Per ADS Merger Consideration $5.80

$4.00

$2.00

$-

Dec 9, 2009 Nuokang IPOs on Nasdaq at $9.00 per ADS

Jun 15, 2012 Nuokang announces change of CFO

12/9/09 2/7/10 4/8/10 6/7/10 8/6/10 10/5/10 12/4/10 2/2/11 4/3/11 6/2/11 8/1/11 9/30/11 11/29/11 1/28/12 3/28/12 5/27/12 7/26/12 9/21/12 2.0

1.6

1.2

0.8

0.4

0.0

Daily Volume

Closing Stock Price

Source: Capital IQ, Factiva

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HOULIHAN LOKEY 6

Transaction Overview

Relative Stock Performance

Indexed Stock Price Performance Since Nuokang IPO

Indexed Prices

140.0% 120.0% 100.0%

80.0% 60.0% 40.0% 20.0% 0.0%

12/9/09 2/9/10 4/9/10 6/9/10 8/9/10 10/9/10 12/9/10 2/9/11 4/9/11 6/9/11 8/9/11 10/9/11 12/9/11 2/9/12 4/9/12 6/9/12 8/9/12 9/21/12

S&P 500 Index: +33.2%

Selected Companies1: -4.0%

Nuokang: -46.3%

Source: Capital IQ Note:

1. Selected US peers include Simcere Pharmaceutical (NYSE:SCR), SciClone Pharmaceuticals (Nasdaq:SCLN), 3S Bio Inc. (Nasdaq:SSRX), China Biologic Products (Nasdaq:CBPO), Sinovac Biotech (Nasdaq:SVA).

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HOULIHAN LOKEY 7

Financial Analysis

Financial Analysis

Financial Analysis Summary (Per ADS Consideration)

Implied Per ADS Equity Value Reference Range

Implied Equity Value Per ADS

$7.00

$6.00

$5.00

$4.00

$3.00

$5.47

$5.02

$5.46

$4.98

$5.93

$5.25

$5.66

$4.18

Per ADS Merger Consideration of $5.80

Pre-announcement Price Per ADS of $3.70 as of May 8, 2012

Selected Companies Analysis

1.40x - 1.60x LTM 6/30/2012 Revenue

Selected Companies Analysis

1.30x - 1.50x NFY 12/31/2012 Revenue

Selected Transactions Analysis

1.50x - 1.80x LTM 6/30/2012 Revenue

Discounted Cash Flow Analysis

Discount Rate: 12.0% - 14.0% Perpetuity Growth Rate: 4.0% - 6.0%

Note:

No particular weight was attributed to any analysis.

Based on 154,390,734 fully diluted ordinary shares, or 19,298,841.75 ADSs (1 ADS = 8 ordinary shares) per the Agreement. Minority interest, cash and debt balances as of June 30, 2012 per Nuokang’s public filings.

LTM refers to the most recently completed twelve month period for which financial information has been made public. NFY refers to the next fiscal year for which financial information has not been made public.

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HOULIHAN LOKEY 9

Financial Analysis

Financial Analysis Summary (Per Share Consideration)

Implied Per Share Equity Value Reference Range

Implied Equity Value Per Share

$0.875 $0.750 $0.625 $0.500 $0.375

$0.684

$0.628

$0.682

$0.622

$0.741

$0.656

$0.708

$0.523

Per Share Merger Consideration of $0.725

Pre-announcement Price Per Share of $0.463 as of May 8, 2012

Selected Companies Analysis

1.40x - 1.60x LTM 6/30/2012 Revenue

Selected Companies Analysis

1.30x - 1.50x NFY 12/31/2012 Revenue

Selected Transactions Analysis

1.50x - 1.80x LTM 6/30/2012 Revenue

Discounted Cash Flow Analysis

Discount Rate: 12.0% - 14.0% Perpetuity Growth Rate: 4.0% - 6.0%

Note:

No particular weight was attributed to any analysis.

Based on 154,390,734 fully diluted ordinary shares, or 19,298,841.75 ADSs (1 ADS = 8 ordinary shares) per the Agreement. Minority interest, cash and debt balances as of June 30, 2012 per Nuokang’s public filings.

LTM refers to the most recently completed twelve month period for which financial information has been made public. NFY refers to the next fiscal year for which financial information has not been made public.

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HOULIHAN LOKEY 10

Financial Analysis

Financial Analyses Summary (cont.)

(US$ in millions, except per ADS and per share values)

	Selected Companies Analysis			Selected Companies Analysis			Selected Transactions Analysis			Discounted Cash Flow Analysis		
	LTM Ending 6/30/12 Revenue			NFY Ending 12/31/12 Revenue			LTM Ending 6/30/12 Revenue					
Corresponding Base Amount	$43.7			$46.4			$43.7					
Selected Multiples Range	1.40x	--	1.60x	1.30x	--	1.50x	1.50x	--	1.80x			
Implied Enterprise Value from Operations Reference Range	$61.1	--	$69.9	$60.3	--	$69.6	$65.5	--	$78.6	$45.0	--	$73.6
Add: Cash and Cash Equivalents as of 06/30/2012	$37.2	--	$37.2	$37.2	--	$37.2	$37.2	--	$37.2	$37.2	--	$37.2
Less: Minority Interest as of 06/30/2012	$0.3	--	$0.3	$0.3	--	$0.3	$0.3	--	$0.3	$0.3	--	$0.3
Implied Total Enterprise Value Reference Range	$98.0	--	$106.7	$97.1	--	$106.4	$102.4	--	$115.5	$81.8	--	$110.4
Less: Total Debt as of 06/30/2012	$1.1	--	$1.1	$1.1	--	$1.1	$1.1	--	$1.1	$1.1	--	$1.1
Implied Total Equity Value Reference Range	$96.9	--	$105.6	$96.0	--	$105.3	$101.3	--	$114.4	$80.7	--	$109.3
ADS Outstanding[1]	19.3	--	19.3	19.3	--	19.3	19.3	--	19.3	19.3	--	19.3
Implied Per ADS Reference Range	$5.02	--	$5.47	$4.98	--	$5.46	$5.25	--	$5.93	$4.18	--	$5.66
Shares Outstanding[1]	154.4	--	154.4	154.4	--	154.4	154.4	--	154.4	154.4	--	154.4
Implied Per Share Reference Range	$0.628	--	$0.684	$0.622	--	$0.682	$0.656	--	$0.741	$0.523	--	$0.708

Source: Financial items (revenue, cash and cash equivalents, minority interest, total debt) are based on Nuokang's public filings. NFY revenue based on Company management projections.
Note:
1. Based on 154,390,734 fully diluted ordinary shares, or 19,298,841.75 ADSs (1 ADS = 8 ordinary shares) per the Agreement.
LTM refers to the most recently completed twelve month period for which financial information has been made public.
NFY refers to the next fiscal year for which financial information has not been made public.

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HOULIHAN LOKEY | 11

Financial Analysis

Selected Nuokang Historical and Projected Financial Data (US$)

(US$ in millions)

Fiscal Year Ended December 31

LTM Ended

Fiscal Year Ended December 31

CAGR1 2009 2010 2011 6/30/2012 2012E 2013E 2014E 2015E 2016E 2017E 2012 - 2017

Total Net Revenue $41.4 $47.9 $45.8 $43.7 $46.4 $48.3 $52.3 $56.5 $61.0 $65.9 7.3%

Net Revenue Growth % 25.4% 15.6% -4.4% 1.3% 4.2% 8.2% 8.0% 8.0% 8.0%

Cost of Goods Sold (5.2) (5.7) (6.1) (6.0) (6.3) (6.8) (7.4) (8.0) (8.6) (9.3)

Gross Profit $36.2 $42.2 $39.7 $37.6 $40.1 $41.5 $44.9 $48.5 $52.4 $56.6

Gross Margin % 87.4% 88.2% 86.7% 86.2% 86.4% 85.8% 85.9% 85.9% 85.9% 85.9%

Sales and Marketing (16.2) (22.1) (22.9) (24.2) (23.5) (24.4) (26.1) (28.2) (30.4) (32.9)

Contribution $20.0 $20.2 $16.8 $13.4 $16.6 $17.1 $18.8 $20.4 $22.0 $23.7

Contribution Margin % 48.3% 42.1% 36.6% 30.6% 35.9% 35.4% 36.0% 36.0% 36.1% 36.0%

General & Administrative Expenses2 (5.3) (6.1) (8.8) (9.1) (5.6) (5.9) (6.3) (6.6) (6.9) (7.5)

R&D Expenses (1.2) (2.0) (2.5) (2.5) (2.6) (2.7) (2.8) (2.8) (2.9) (3.0)

Total Adjustments (See below for details) 0.0 0.0 3.2 3.7 0.0 0.0 0.0 0.0 0.0 0.0

Adjusted EBITDA $13.6 $12.0 $8.7 $5.5 $8.5 $8.5 $9.8 $10.9 $12.2 $13.3 9.3%

EBITDA Margin % 32.7% 25.1% 18.9% 12.6% 18.3% 17.6% 18.8% 19.4% 19.9% 20.2%

Depreciation & Amortization (1.7) (2.0) (2.5) (2.8) (2.5) (2.5) (3.6) (3.9) (4.1) (4.1)

Adjusted Operating Income $11.8 $10.0 $6.2 $2.7 $6.0 $6.0 $6.2 $7.1 $8.1 $9.2 9.0%

Operating Income Margin % 28.6% 20.9% 13.5% 6.2% 12.9% 12.4% 11.8% 12.5% 13.2% 13.9%

Currency Conversion Rate (USD:RMB)3 6.828 6.593 6.294 6.353 6.353 6.392 6.496 6.618 6.745 6.871

As of Date4 12/31/2009 12/31/2010 12/31/2011 6/30/2012 6/30/2012 6/30/2013 6/30/2014 6/30/2015 6/30/2016 6/30/2017

Adjustments

Strategic alternatives expenses 5 — — 1.8 2.4 — — — — — —

Increase in allowance for non-trade receivables — — 1.4 1.4 — — — — — —

Total Adjustments $0.0 $0.0 $3.2 $3.7 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0

Source: Historical financials and adjustments per Nuokang public filings; projected financials per Company management (converted from RMB to US$). Notes:

1. CAGR refers to compound annual growth rate.

2. General & Administrative expenses excludes depreciation and amortization expense.

3. Projected free cash flows are converted at each period from RMB to USD based on the forward rates.

4. Forward rate at midpoint of projection year.

5. Strategic alternative expenses include a RMB11.6 million (US$1.8 million) expense incurred in the 3rd quarter of 2011 and a RMB 3.4 million (US$0.6 million) going-private expense incurred in the 1st half of 2012.

LTM refers to the most recently completed twelve month period for which financial information has been made public.

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HOULIHAN LOKEY 12

Financial Analysis

Selected Nuokang Historical and Projected Financial Data (RMB)

(RMB in millions)

Fiscal Year Ended December 31

LTM Ended

Fiscal Year Ended December 31

CAGR1

2009 2010 2011 6/30/2012 2012E 2013E 2014E 2015E 2016E 2017E 2012 - 2017

Total Net Revenue Y282.9 Y315.8 Y288.3 Y277.5 Y294.6 Y309.0 Y339.7 Y373.7 Y411.1 Y452.5 9.0%

Net Revenue Growth % 25.5% 11.6% -8.7% 2.2% 4.9% 9.9% 10.0% 10.0% 10.1%

Cost of Goods Sold (35.6) (37.3) (38.5) (38.4) (40.0) (43.7) (48.0) (52.6) (57.8) (63.6)

Gross Profit Y247.3 Y278.5 Y249.8 Y239.0 Y254.7 Y265.2 Y291.8 Y321.0 Y353.3 Y388.9

Gross Margin % 87.4% 88.2% 86.7% 86.2% 86.4% 85.8% 85.9% 85.9% 85.9% 85.9%

Sales and Marketing (110.5) (145.5) (144.2) (154.0) (149.0) (155.8) (169.4) (186.3) (205.1) (225.8)

Contribution Y136.8 Y132.9 Y105.6 Y85.0 Y105.7 Y109.4 Y122.4 Y134.7 Y148.2 Y163.1

Contribution Margin % 48.3% 42.1% 36.6% 30.6% 35.9% 35.4% 36.0% 36.0% 36.1% 36.0%

General & Administrative Expenses2 (35.9) (40.0) (55.5) (58.0) (35.4) (38.0) (40.7) (43.5) (46.5) (51.2)

R&D Expenses (8.3) (13.5) (15.7) (15.6) (16.2) (17.0) (17.9) (18.8) (19.7) (20.7)

Total Adjustments (See below for details) 0.0 0.0 20.2 23.6 0.0 0.0 0.0 0.0 0.0 0.0

Adjusted EBITDA Y92.6 Y79.4 Y54.6 Y35.0 Y54.0 Y54.4 Y63.8 Y72.4 Y82.0 Y91.2 11.0%

EBITDA Margin % 32.7% 25.1% 18.9% 12.6% 18.3% 17.6% 18.8% 19.4% 19.9% 20.2%

Depreciation & Amortization (11.7) (13.5) (15.7) (17.7) (16.1) (16.1) (23.7) (25.7) (27.7) (28.1)

Adjusted Operating Income Y80.9 Y65.9 Y38.9 Y17.3 Y37.9 Y38.2 Y40.1 Y46.7 Y54.3 Y63.1 10.7%

Operating Income Margin % 28.6% 20.9% 13.5% 6.2% 12.9% 12.4% 11.8% 12.5% 13.2% 13.9%

Adjustments

Strategic alternatives expenses 3 — — 11.6 15.0 — — — — — —

Increase in allowance for non-trade receivables — — 8.6 8.6 — — — — — —

Total Adjustments Y0.0 Y0.0 Y20.2 Y23.6 Y0.0 Y0.0 Y0.0 Y0.0 Y0.0 Y0.0

Source: Historical financials and adjustments per Nuokang public filings; projected financials per Company management. Notes:

1. CAGR refers to compound annual growth rate.

2. General & Administrative expenses excludes depreciation and amortization expense.

3. Strategic alternative expenses include a RMB11.6 million (US$1.8 million) expense incurred in the 3rd quarter of 2011 and a RMB 3.4 million (US$0.6 million) going-private expense incurred in the 1st half of 2012.

LTM refers to the most recently completed twelve month period for which financial information has been made public.

DRAFT

HOULIHAN LOKEY 13

Financial Analysis

Selected Companies Analysis

(US$ in millions, except per ADS values)

US-Listed Chinese Pharmaceutical Companies	Stock Exchange	Share Price[1]	Equity Market Value[1,2]	Enterprise Value[1,2]	EV / Revenue LTM	EV / Revenue NFY[3]	EV / EBITDA LTM	EV / EBITDA NFY[3]
Simcere Pharmaceutical Group	NYSE	$7.91	$ 428.4	$ 522.5	1.62x	1.55x	16.8x	12.4x
SciClone Pharmaceuticals, Inc.	NasdaqGS	5.53	329.7	250.2	1.58x	1.45x	5.4x	NA
China Biologic Products, Inc.	NasdaqGS	9.53	253.3	202.8	1.16x	NA	2.7x	NA
Sinovac Biotech Ltd.	NYSE	2.51	137.5	89.1	1.72x	2.11x	NMF	NA
Median[4]					1.58x	1.55x	5.4x	NMF
Mean[4]					1.46x	1.70x	8.3x	NMF
Nuokang (Closing ADS Price)[5]	NasdaqGM	$4.83	$ 93.3	$ 57.5	1.32x	1.24x	10.4x	6.8x
Nuokang (Per ADS Merger Consideration)[5]		5.80	111.9	76.2	1.74x	1.64x	13.8x	9.0x
3SBio Inc.[6]	NasdaqGS	$11.59	$ 262.8	$ 137.5	1.42x	1.35x	5.2x	5.1x

Sources: Capital IQ, Company public filings, Analyst reports
Notes:
1. Simcere, SciClone, China Biologic Products and Sinovac share prices based on closing prices as of 9/21/12.
2. Based on reported diluted shares.
3. Multiples based on forward looking financial information may have been calendarized.
4. Sinovac Biotech Ltd's LTM revenue multiple excluded from median and mean calculations due to the company's high LTM sales levels from deferred revenues as a result of the stockpiling of bird flu vaccination in the PRC.
5. Nuokang NFY revenue based on management projections.
6. 3SBio Inc. share price based on closing price as of 9/11/12 (1 day prior to announcement of going-private offer). Multiples excluded from median and mean calculations due to the company's current going-private transaction
Enterprise Value refers to equity market value + debt outstanding + preferred stock – cash and cash equivalents.
LTM refers to the most recently completed twelve month period for which financial information has been made public.
NFY refers to the next fiscal year for which financial information has not been made public.
NMF refers to not meaningful figure.
NA refers to not available.
Note: No company used in this analysis for comparative purposes is identical to the Company.

DRAFT

HOULIHAN LOKEY | 14

Financial Analysis

Selected Transactions Analysis

(US$ in millions)

Announced	Target	Target Country	Buyer	Buyer Country	% Acquired	Implied EV	LTM Revenue	LTM EBITDA	Implied EV/ LTM Rev	EBITDA Margin %
9/12/2012	3SBio Inc. (NasdaqGS:SSRX)	China	Chairman Lou, CITIC Private Equity Funds	China	NA	214.8	96.4	26.7	2.23x	27.7%
9/3/2012	Medicis Pharmaceutical Corp. (NYSE:MRX)	United States	Valeant Pharmaceuticals International, Inc. (TSX:VRX)	Canada	100%	2,328.8	763.7	191.4	3.05x	25.1%
8/31/2012	Winteam Pharmaceutical Group Limited (SEHK:570)	Hong Kong	Fortune Hong Kong Trading Limited	Hong Kong	65%	424.1	141.4	27.8	3.00x	19.6%
8/6/2012	AENOVA Holding GmbH	Germany	BC Partners	United Kingdom	100%	621.2	310.6	NA	2.00x	NA
7/31/2012	Laboratorio Franco Colombiano Lafrancol S.A.	Colombia	CFR International SPA	Chile	100%	562.0	200.0	NA	2.81x	NA
7/16/2012	Par Pharmaceutical Companies Inc. (NYSE:PRX)	United States	TPG Capital, L.P.	United States	100%	1,978.1	1,034.8	237.4	1.91x	22.9%
7/10/2012	COSME Farma Laboratories Ltd.	India	Adcock Ingram Healthcare Private Limited	India	100%	86.7	NA	NA	NA	NA
6/22/2012	Laboratory Sanobiol Ltda	Brazil	Cristalia Produtos Quimicos Farmaceuticos Ltda.	Brazil	100%	48.3	87.7	NA	0.55x	NA
6/11/2012	Basilea Pharmaceutica Ltd., Toctino	Switzerland	Stiefel Laboratories, Inc.	United States	100%	303.9	34.1	NA	8.91x	NA
6/6/2012	Pt Indofarma Persero Tbk (JKSE:INAF)	Indonesia	PT. Kimia Farma Tbk. (JKSE:KAEF)	Indonesia	100%	54.8	137.1	13.9	0.41x	10.1%
5/4/2012	Henan Topfond Pharmaceutical Co., Ltd. (SHSE:600253)	China	China Meheco Corporation (SHSE:600056)	China	100%	551.1	468.0	38.4	1.18x	8.2%
5/2/2012	Fougera Pharmaceuticals Inc.	United States	Sandoz, Inc.	United States	100%	1,525.0	429.0	173.0	3.55x	40.3%
4/26/2012	EUSA Pharma, Inc.	United States	Jazz Pharmaceuticals plc (NasdaqGS:JAZZ)	Ireland	100%	700.0	95.0	NA	7.37x	NA
4/25/2012	Actavis Group Hf.	Iceland	WATSON PHARMA S.à r.l.	Luxembourg	100%	5,988.2	2,501.8	413.2	2.39x	16.5%
4/17/2012	Shengtai Pharmaceutical Inc. (OTCBB:SGTI)	China	Chairman Qingtai Liu	-	60%	86.4	169.1	15.4	0.51x	9.1%
4/11/2012	URL Pharma, Inc.	United States	Takeda Pharmaceuticals U.S.A., Inc.	United States	100%	800.0	600.0	NA	1.33x	NA
3/27/2012	Guangzhou Baiyunshan Pharmaceutical Co., Ltd. (SZSE:000522)	China	Guangzhou Pharmaceutical Co. Ltd. (SEHK:874)	China	100%	956.2	602.6	61.0	1.59x	10.1%
3/26/2012	Natur Produkt International, JSC	Russia	Valeant Pharmaceuticals International, Inc. (TSX:VRX)	Canada	100%	185.0	65.0	NA	2.85x	NA
3/26/2012	ISTA Pharmaceuticals Inc.	United States	Bausch & Lomb Incorporated	United States	100%	420.4	160.3	2.3	2.62x	1.4%
3/16/2012	Changzhou Lanling Pharmaceutical Production Co., Ltd.	China	Kameo Limited	Hong Kong	51%	11.5	20.6	NA	0.56x	NA
3/1/2012	Tibet Pharmaceuticals, Inc. (OTCPK:TBET)	Hong Kong	Chairman Hong Yu	-	78%	18.6	34.1	11.5	0.55x	33.9%
1/24/2012	Ascent Pharmahealth Ltd	Australia	Watson Pharmaceuticals, Inc. (NYSE:WPI)	United States	100%	392.7	157.1	NA	2.50x	NA
1/4/2012	Cardiokine, Inc.	United States	Cornerstone Therapeutics Inc. (NasdaqCM:CRTX)	United States	100%	240.0	54.9	38.0	4.37x	69.1%
12/16/2011	ISTA Pharmaceuticals Inc.	United States	Valeant Pharmaceuticals International, Inc. (TSX:VRX)	Canada	100%	324.3	166.4	3.8	1.95x	2.3%
11/18/2011	Graceway Pharmaceuticals, LLC	United States	Medicis Pharmaceutical Corp. (NYSE:MRX)	United States	100%	1,291.8	149.6	41.9	8.63x	28.0%
11/17/2011	I'rom Pharmaceutical Co.,Ltd.	Japan	Kyowa Pharmaceutical Industry Co., Ltd.	Japan	100%	40.3	69.6	NA	0.58x	NA
10/13/2011	Polfa Warszawa SA	Poland	Zaklady Farmaceutyczne Polpharma S.A.	Poland	100%	254.7	116.0	NA	2.20x	NA
10/11/2011	Shaanxi Weinan Aoxing Pharmaceuticals, LLC	China	Shaanxi Aoxing Pharmaceutical Co., Ltd.	China	100%	9.6	6.1	NA	1.57x	NA
10/3/2011	Societe de Promotion Pharmaceutique du Maghreb SA (CBSE:PRO)	Morocco	Hikma Pharmaceuticals plc (LSE:HIK)	United Kingdom	64%	148.9	52.0	NA	3.08x	NA
9/30/2011	Guizhou Zhengxin Pharmaceutical Co., Ltd.	China	Guizhou Bailing Group Pharmaceutical Co.,Ltd. (SZSE:002424)	China	100%	4.4	1.6	NA	2.72x	NA
9/28/2011	Graceway Pharmaceuticals, LLC	United States	Galderma S.A.	Switzerland	100%	1,091.0	219.5	83.3	4.97x	38.0%
9/14/2011	Cellartis AB	Sweden	Cellectis (ENXTPA:ALCLS)	France	100%	37.9	4.1	NA	NM	NA
8/29/2011	Jinzhou Aohong Pharmaceutical Co., Ltd.	China	Shanghai Fosun Pharmaceutical Development Co., Ltd.	China	70%	305.4	36.5	NA	NM	NA
8/24/2011	Anchen Pharmaceuticals, Inc.	United States	Par Pharmaceutical, Inc.	United States	100%	346.1	81.0	0.7	4.27x	0.8%
8/14/2011	Tianjin Central Pharmaceutical Co., Ltd.	China	Tianjin Lisheng Pharmaceutical Co. Ltd. (SZSE:002393)	China	51%	78.4	29.6	NA	2.65x	NA
8/10/2011	Idaman Pharma Manufacturing Sdn. Bhd.	Malaysia	Pharmaniaga Bhd (KLSE:PHARMA)	Malaysia	100%	53.4	29.7	NA	1.80x	NA
7/11/2011	Dermik Laboratories, Inc.	United States	Valeant International (Barbados) SRL	Barbados	100%	420.5	240.0	NA	1.75x	NA
7/1/2011	Adams Pharmaceutical (Anhui) Co., Ltd.	China	NHU Holding Group	China	67%	9.0	11.3	NA	0.79x	NA
7/1/2011	Dr. F. Frik Ilac San. A.S.	Turkey	Recordati SpA (BIT:REC)	Italy	100%	131.0	62.1	NA	2.11x	NA
6/30/2011	Shenyang Yanfeng Pharmaceutical Co., Ltd.	China	Hainan Honz Pharmaceutical Co., Ltd. (SZSE:300086)	China	100%	24.7	1.8	NA	NM	NA
6/21/2011	EraGen Biosciences, Inc.	United States	Luminex Corporation (NasdaqGS:LMNX)	United States	100%	34.0	8.0	NA	4.25x	NA
6/16/2011	Guizhou Herentang Pharmaceutical Co., Ltd.	China	Guizhou Bailing Group Pharmaceutical Co.,Ltd. (SZSE:002424)	China	60%	10.3	6.1	NA	1.70x	NA
5/25/2011	Specifar S.A.	Greece	Watson Pharmaceuticals, Inc. (NYSE:WPI)	United States	100%	620.1	119.8	NA	5.18x	NA
5/24/2011	Norian Corporation	United States	Kensey Nash Corporation	United States	100%	22.0	20.3	NA	1.08x	NA
5/24/2011	Sanitas AB (NSEL:SAN1L)	Lithuania	Valeant Pharmaceuticals International, Inc. (TSX:VRX)	Canada	87%	512.0	143.3	47.7	3.59x	33.3%
5/24/2011	Prometheus Laboratories Inc.	United States	Nestlé Health Science S.A.	Switzerland	100%	657.7	519.0	138.9	1.27x	26.8%

= Chinese or Hong Kong Target

Source: Capital IQ
Note: No company used in this analysis for comparative purposes is identical to the Company.
NM refers to not meaningful figure.
NA refers to not available.
EV refers to enterprise value.
LTM refers to the most recently completed twelve month period for which financial information has been made public.

DRAFT

HOULIHAN LOKEY | 15

Financial Analysis

Selected Transactions Analysis (cont.)

(US$ in millions)

Announced	Target	Target Country	Buyer	Buyer Country	% Acquired	Implied EV	LTM Revenue	LTM EBITDA	Implied EV/ LTM Rev	EBITDA Margin %
5/19/2011	Nycomed SICAR S.C.A.	Switzerland	Takeda Pharmaceutical Company Limited (TSE:4502)	Japan	100%	12,799.0	4,688.7	1,163.0	2.71x	24.8%
5/17/2011	Advanced BioHealing, Inc.	United States	Shire Pharmaceuticals, Inc.	United States	100%	738.0	161.4	27.2	4.57x	16.9%
5/16/2011	Taiyo Pharmaceutical Industry Co., Ltd.	Japan	Teva Pharmaceutical Industries Limited (NYSE:TEVA)	Israel	100%	1,090.0	530.0	NA	2.06x	NA
5/3/2011	Advanced Vision Research, Inc.	United States	Akorn, Inc. (NasdaqGS:AKRX)	United States	100%	28.8	20.0	0.2	1.44x	1.2%
5/2/2011	Cephalon, Inc.	United States	Teva Pharmaceuticals USA, Inc.	United States	100%	6,366.7	2,959.6	1,080.3	2.15x	36.5%
4/25/2011	MicroBiopharm Japan Co., Ltd.	Japan	Mitsui & Co. Ltd. (TSE:8031)	Japan	100%	193.0	92.7	NA	2.08x	NA
4/11/2011	Biophausia AB	Sweden	Medivir AB (OM:MVIR B)	Sweden	100%	115.3	88.2	10.9	1.29x	12.4%
4/8/2011	Laboratorio Quimico Farmaceutico Bergamo Ltda	Brazil	Amgen Inc. (NasdaqGS:AMGN)	United States	100%	215.0	80.0	NA	2.69x	NA
4/7/2011	Guangdong Huazhou Traditional Chinese Medicine Co., Ltd.	China	Xiangxue Pharmaceutical Co., Ltd. (SZSE:300147)	China	100%	11.6	19.4	NA	0.60x	NA
4/7/2011	Hoepharma Holdings Sdn Bhd	Malaysia	Taisho Pharmaceutical Holdings Co., Ltd. (TSE:4581)	Japan	100%	122.1	25.0	6.9	4.84x	27.6%
4/4/2011	Capsugel, Inc.	United States	Kohlberg Kravis Roberts & Co. (NYSE:KKR)	United States	100%	2,375.0	750.0	NA	3.17x	NA
3/29/2011	Guangdong Jiuji Biotech Co., Ltd.	China	Xiangxue Pharmaceutical Co., Ltd. (SZSE:300147)	China	100%	5.7	1.4	NA	4.11x	NA
3/29/2011	Nutrilida Healthcare (Pty) Ltd	South Africa	Adcock Ingram Healthcare (Pty) Limited	South Africa	100%	47.2	30.9	NA	1.53x	NA
3/29/2011	Cephalon, Inc.	United States	Valeant Pharmaceuticals International, Inc. (TSX:VRX)	Canada	100%	5,445.6	2,811.1	1,053.8	1.94x	37.5%
2/21/2011	ProStrakan Group plc	United Kingdom	Kyowa Hakko Kirin Co., Ltd. (TSE:4151)	Japan	100%	467.7	156.5	17.8	2.87x	11.4%
2/14/2011	IS Pharma plc	United Kingdom	Sinclair IS Pharma plc (AIM:SPH)	United Kingdom	100%	70.9	23.3	7.4	2.99x	31.7%
2/1/2011	PharmaSwiss S.A.	Switzerland	Biovail International S.a.r.l.	Luxembourg	100%	523.8	248.1	NA	2.11x	NA
1/26/2011	CyDex Pharmaceuticals, Inc.	United States	Ligand Pharmaceuticals Incorporated (NasdaqGM:LGND)	United States	100%	120.0	15.5	6.8	7.76x	44.2%
1/20/2011	Changchun Xiangtong Pharmacy Co., Ltd.	China	Jilin Sihuan Pharmaceutical Co., Ltd.	China	80%	26.7	7.9	NA	3.40x	NA
1/20/2011	Paddock Laboratories, LLC.	United States	Perrigo Co. (NasdaqGS:PRGO)	United States	100%	540.0	200.0	NA	2.70x	NA
1/4/2011	CPEX Pharmaceuticals, Inc.	United States	Footstar Corporation; Black Horse Capital Advisors LLC	United States	100%	54.4	23.3	7.1	2.34x	30.5%
1/4/2011	Seroyal International Inc.	Canada	Atrium Biotech Investments, Inc.	United States	100%	111.1	40.0	NA	2.78x	NA
12/20/2010	Mantecorp Industria Quimica e Farmaceutica Ltda	Brazil	Hypermarcas S.A. (BOVESPA:HYPE3)	Brazil	100%	1,471.6	418.3	NA	3.52x	NA
12/8/2010	Sichuan Hezheng Pharmaceutical Co., Ltd.	China	Chongqing Lummy Pharmaceutical Co., Ltd. (SZSE:300006)	China	100%	13.5	65.4	NA	0.21x	NA
12/1/2010	Eurand N.V.	Netherlands	Axcan Pharma Holding B.V.	Netherlands	100%	519.2	184.8	10.6	2.92x	5.7%
11/24/2010	Solvay Pharma India Limited	India	Abbott India Limited (BSE:500488)	India	100%	221.3	56.6	14.8	3.98x	26.2%
11/1/2010	Techpool Bio-Pharma Co., Ltd.	China	Nycomed International Management GmbH	Switzerland	51%	416.8	66.0	NA	NM	NA
10/28/2010	BMP Sunstone Corporation	United States	Sanofi (ENXTPA:SAN)	France	100%	517.3	166.2	16.2	3.11x	9.7%
10/12/2010	King Pharmaceuticals, Inc.	United States	Pfizer Inc. (NYSE:PFE)	United States	100%	3,221.6	1,565.4	349.0	2.06x	22.3%
10/6/2010	Crucell N.V.	Netherlands	Cilag Holding AG	Switzerland	82%	2,352.3	492.7	35.5	4.66x	7.2%
9/28/2010	Generics Bidco I, LLC	United States	Endo Health Solutions Inc. (NasdaqGS:ENDP)	United States	100%	1,175.4	308.7	58.2	3.81x	18.9%
9/7/2010	ZymoGenetics Inc.	United States	Bristol-Myers Squibb Company (NYSE:BMY)	United States	100%	732.8	162.8	16.2	4.50x	9.9%
9/3/2010	EPAX A.S.	Norway	Trygg Pharma AS	Norway	100%	142.9	51.5	14.7	2.78x	28.6%

[shaded box] = Chinese or Hong Kong Target

Chinese and Hong Kong Targets

	Implied EV	LTM Revenue	LTM EBITDA	Implied EV/ LTM Rev	EBITDA Margin %
Mean	167.3	94.0	30.1	1.71x	18.1%
Median	24.7	29.6	27.2	1.58x	14.9%
Max	956.2	602.6	61.0	4.11x	33.9%
Min	4.4	1.4	11.5	0.21x	8.2%

Overall

	Implied EV	LTM Revenue	LTM EBITDA	Implied EV/ LTM Rev	EBITDA Margin %
Mean	850.3	343.2	143.8	2.78x	21.8%
Median	303.9	95.7	27.0	2.64x	22.6%
Max	12,799.0	4,688.7	1,163.0	8.91x	69.1%
Min	4.4	1.4	0.2	0.21x	0.8%

Announced	Target	Target Country	Buyer	Buyer Country	% Acquired	Implied EV	LTM Revenue	LTM EBITDA	Implied EV/ LTM Rev	EBITDA Margin %
5/9/2012	China Nuokang Bio-Pharmaceutical Inc. (NasdaqGM:NKBP)	China	Chairman Xue		39%	76.2	43.7	5.5	1.74x	12.6%

Source: Capital IQ
Note: No company used in this analysis for comparative purposes is identical to the Company.
NM refers to not meaningful figure.
NA refers to not available.
EV refers to enterprise value.
LTM refers to the most recently completed twelve month period for which financial information has been made public.

DRAFT

HOULIHAN LOKEY | 16

Financial Analysis Discounted Cash Flow Analysis1 (US$ in millions, except per ADS values) Projected FYE Fiscal Year Ended December 31 2012E (2) 2013E 2014E 2015E 2016E 2017E Terminal Value Assumptions Implied Terminal EBITDA Net Revenue

$13.9 $48.3 $52.3 $56.5 $61.0 $65.9 Revenue $65.9 Terminal Multiple5 Net Revenue Growth % 4.2% 8.2% 8.0% 8.0% 8.0%

Discount Rate 4.0% 5.0% 6.0% Cost of Goods Sold (2.0) (6.8) (7.4) (8.0) (8.6) (9.3) Cost of Goods Sold (9.3) 12.0% 6.1x 7.0x 8.3x Gross Profit $12.0 $41.5 $44.9 $48.5 $52.4 $56.6 Gross Profit $56.6 12.5% 6.3x 7.2x 8.5x Sales and Marketing (7.0) (24.4) (26.1) (28.2) (30.4) (32.9) Sales and Marketing (32.9) 13.0% 6.4x 7.4x 8.7x Contribution $4.9 $17.1 $18.8 $20.4 $22.0 $23.7

Contribution $23.7 13.5% 6.6x 7.6x 8.9x General & Administrative (1.5) (5.9) (6.3) (6.6) (6.9) (7.5) General & Administrative (7.5) 14.0% 6.7x 7.7x 9.1x R&D (0.8) (2.7) (2.8) (2.8) (2.9) (3.0) R&D (3.0) Depreciation and Amortization (0.6) (2.5) (3.6) (3.9) (4.1) (4.1) Depreciation and Amortization (2.9) PV of Terminal Value Operating Income $2.1 $6.0 $6.2 $7.1 $8.1 $9.2

Operating Income $10.4 as a % of Enterprise Value Taxes3 (0.4) (1.2) (1.3) (1.4) (1.6) (1.9) Taxes3 (2.1) Discount Rate 4.0% 5.0% 6.0% Unlevered Earnings $1.6 $4.8 $4.9 $5.6 $6.4 $7.3 Unlevered Earnings $8.3 12.0% 77.4% 79.8% 82.4%

Depreciation and Amortization 0.6 2.5 3.6 3.9 4.1 4.1 Depreciation and Amortization4 2.9 12.5% 76.3% 78.6% 81.1%

Capital Expenditures (4.2) (3.1) (3.1) (3.0) (3.0) (2.9) Capital Expenditures4 (2.9) 13.0% 75.1% 77.4% 79.8%

Change in Working Capital (1.3) (1.1) (1.9) (2.0) (2.2) (2.4) Change in Working Capital (2.4) 13.5% 74.0% 76.3% 78.6%

Unlevered Free Cash Flows ($3.2) $3.1 $3.6 $4.5 $5.4 $6.1 Unlevered Free Cash Flows $5.9 14.0% 72.9% 75.1% 77.4%

Present Value PV of Terminal Value of Cash Flows Based on Perpetual Growth Rate for Implied Enterprise Value Net Debt and Other6 Implied Total Equity Value Implied Equity Value Per ADS7 Discount Rate 2012 - 2017 2017 Unlevered Free Cash Flow

12.6 4.0% 5.0% 6.0% 4.0% 5.0% 6.0% 4.0% 5.0% 6.0% 4.0% 5.0% 6.0% 12.0% 12.0% $13.0 $44.6 $51.4 $60.6 $57.6

$64.4 $73.6 ($ 35.7) $93.3 $100.2 $109.3 $4.84 $5.19 $5.66 12.5% 12.5% $12.8 $41.1 $47.0 $54.7 $53.9 $59.8 $67.5

($ 35.7) $89.6 $95.5 $103.3 $4.64 $4.95 $5.35 13.0% 13.0% $12.6 +$38.0 $43.1 $49.8 =$50.6 $55.7 $62.4

— ($ 35.7) =$86.3 $91.5 $98.1 =$4.47 $4.74 $5.08 13.5% 13.5% $12.4 $35.2 $39.8 $45.5 $47.6 $52.1 $57.9 ($ 35.7)

$83.4 $87.9 $93.6 $4.32 $4.55 $4.85 14.0% 14.0% $12.2 $32.8 $36.8 $41.8 $45.0 $49.0 $53.9 ($ 35.7)

$80.7 $84.7 $89.7 $4.18 $4.39 $4.65

Source: Based on projections provided by Company management Notes:

1. Present values as of 9/21/2012 using mid-year convention.

2. Represents a 3.3-month stub period with valuation date as of 9/21/2012.

3. Tax rate of 20.4% per company management.

4. Assumes capex equal to depreciation during terminal period.

5. Implied from corresponding discount rate and perpetual growth rate applied to 2017 EBITDA.

6. Includes net debt and minority interest as of 6/30/2012.

7. Based on 154,390,734 outstanding shares or 19,298,841.75 ADS per the Agreement.

Historical and forecasted financials provided in RMB. Conversion to US$ applies the average of the respective beginning and end of year forward rates. USD:RMB exchange rates of 6.353, 6.392, 6.496, 6.618, 6,745, 6.871 applied for periods 2012E to 2017E, respectively.

DRAFT

HOULIHAN LOKEY 17

Appendix

Appendix

Additional Financial Data

Additional Financial Data

Weighted Average Cost of Capital Calculation

(US$ in millions, except per ADS values)

	Debt[1]	Preferred Stock[2]	Equity Market Value[3]	Total Capitalization[4]	Debt to Equity Market Value	Debt to Total Capitalization	Preferred Stock to Total Capitalization	Equity Market Value to Total Capitalization
Simcere Pharmaceutical Group	$ 120.0	$ -	$ 428.4	$ 548.5	28.0%	21.9%	0.0%	78.1%
SciClone Pharmaceuticals, Inc.	2.5	-	329.7	332.2	0.8%	0.8%	0.0%	99.2%
China Biologic Products, Inc.	0.0	-	253.3	253.3	0.0%	0.0%	0.0%	100.0%
Sinovac Biotech Ltd.	28.1	-	137.5	165.6	20.4%	16.9%	0.0%	83.1%
Median	$15.3	$0.0	$291.5	$292.7	10.6%	8.8%	0.0%	91.2%
Mean	$37.6	$0.0	$287.2	$324.9	12.3%	9.9%	0.0%	90.1%
China Nuokang Bio-Pharmaceutical Inc.	1.1	0.0	93.3	94.4	1.2%	1.2%	0.0%	98.8%

	Levered Beta[5]	Unlevered Beta[6]	Equity Risk Premium[7]	Size Premium[8]	Cost of Equity[9]	Cost of Debt[10]	Cost of Preferred Stock[11]	WACC[12]
Simcere Pharmaceutical Group	0.90	0.73	6.25%	2.94%	12.7%	7.0%	0.0%	11.2%
SciClone Pharmaceuticals, Inc.	0.94	0.94	6.25%	2.94%	12.9%	5.3%	0.0%	12.8%
China Biologic Products, Inc.	0.96	0.96	6.25%	2.94%	13.1%	6.3%	0.0%	13.1%
Sinovac Biotech Ltd.	1.39	1.19	6.25%	6.36%	19.2%	7.2%	0.0%	16.9%
Median	0.95	0.95			13.0%	6.7%	0.0%	13.0%
Mean	1.05	0.96			14.5%	6.4%	0.0%	13.5%
China Nuokang Bio-Pharmaceutical Inc.	0.56	0.55	6.25%	6.36%	14.0%	7.2%	0.0%	13.9%

Sources: Most recent public filing, Capital IQ, Bloomberg
Notes:
1. Debt amount based on most recent public filing as of 6/30/2012.
2. Preferred stock amount as stated in most recent public filing as of 6/30/2012.
3. Equity market value based on closing price on 09/21/2012 and on reported fully-diluted shares.
4. Total capitalization equal to equity market value + debt outstanding + preferred stock.
5. Based on 5-year weekly beta per Bloomberg as of 09/21/2012, regressed against the MSCI World index.
*6. Unlevered Beta = Levered Beta / (1 + ((1 – Tax Rate) * (Debt / Equity Market Value)) + (Preferred Stock / Equity Market Value)).*
7. Based on review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
8. Morningstar, 2011 Ibbotson Stocks, Bonds, Bills, and Inflation Valuation Yearbook, pages 88, 90 and 196.
*9. Cost of Equity = Risk Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Risk Free Rate of Return as of 9/21/2012, based 30-year Chinese government bond.*
10. Based on selected company weighted average interest rate per most recent public filings.
11. Based on selected company weighted average preferred dividend per most recent public filings.
*12. Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred * Preferred Stock to Total Capitalization).*
NMF refers to not meaningful figure.
NA refers to not available.

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Additional Financial Data

Weighted Average Cost of Capital Calculation (cont.)

Market Assumptions	
Risk Free Rate of Return[1]	4.20%
Equity Risk Premium[2]	6.25%
Size Premium[3]	6.36%
Tax Rate[4]	20.40%

Capital Structure Assumptions	
Debt to Equity Market Value[5]	10.6%
Debt to Total Capitalization[5]	8.8%
Preferred Stock to Total Capitalization[5]	0.0%
Equity Market Value to Total Capitalization[5]	91.2%
Cost of Debt[5]	6.7%
Cost of Preferred Stock[5]	0.0%

Cost of Equity Based on Industry Beta	
Selected Unlevered Beta[6]	0.95
Computed Levered Beta[7]	1.02
Cost of Equity[8]	16.9%

Cost of Equity Based on Observed Beta	
Observed Levered Beta[6]	0.56
Unlevered Beta[7]	0.55
Levered Beta[8]	0.59
Cost of Equity[9]	14.3%

Computed Weighted Average Cost of Capital Based on Industry Beta[10]		**15.9%**	
Computed Weighted Average Cost of Capital Based on Observed Beta[10]		**13.5%**	
Selected Weighted Average Cost of Capital Range	**12.0%**	**- -**	**14.0%**

Sources: Capital IQ, Bloomberg, and public filings
Notes:
1. Risk Free Rate of Return as of September 21, 2012, based on 30-year Chinese government bond yield.
2. Based on a review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
3. Morningstar, 2011 Ibbotson Stocks, Bonds, Bills, and Inflation Valuation Yearbook, pages 88, 90 and 196.
4. Normalized tax rate of 20.4% per Company management.
5. Based on review of corresponding metrics of comparable companies noted on prior page. Cost of debt based on the comparable companies' cost of debt per public filings. The Company does not have any preferred stock issued and outstanding as of June 30, 2012.
6. Based on review of comparable companies' unlevered betas noted on prior page.
*7. Unlevered Beta = Observed Levered Beta / (1 + ((Debt / Equity Market Value) * (1 – Tax Rate)) + (Preferred Stock / Equity Market Value).*
*8. Computed Levered Beta = Selected Unlevered Beta * (1 + ((Debt/Equity Market Value) * (1 – Tax Rate)) + (Preferred Stock/Equity Market Value)). Based on market and capital structure assumptions.*
*9. Cost of Equity = Risk Free Rate of Return + (Computed Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.*
*10. Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred Stock * Preferred Stock to Total Capitalization). Based on "Cost of Equity for Computed WACC" and market and capital structure assumptions.*

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Additional Financial Data

Benchmarking Data[1]

Size (LTM Revenue, millions)	
Simcere Pharmaceutical	$321.6
China Biologic Products	$174.6
SciClone Pharmaceuticals, Inc.	$158.3
Sinovac Biotech Ltd.	$51.8
Nuokang	**$43.7**

Size[2] (Enterprise Value as of 09/21/2012, millions)	
Simcere Pharmaceutical	$522.5
SciClone Pharmaceuticals, Inc.	$250.2
China Biologic Products	$202.8
Sinovac Biotech Ltd.	$89.1
Nuokang	**$57.5**

Historical Growth (FY2009A to FY2011A Revenue)	
SciClone Pharmaceuticals, Inc.	35.9%
China Biologic Products	13.4%
Nuokang	**5.1%**
Simcere Pharmaceutical	4.8%
Sinovac Biotech Ltd.	-17.8%

Historical Growth (FY2010A to FY2011A Revenue)	
Sinovac Biotech Ltd.	70.2%
SciClone Pharmaceuticals, Inc.	57.0%
China Biologic Products	9.6%
Nuokang	**-4.4%**
Simcere Pharmaceutical	-4.7%

Projected Growth (FY2011A to FY2012E Revenue)	
SciClone Pharmaceuticals, Inc.	29.0%
Simcere Pharmaceutical	4.0%
Nuokang	**1.3%**
Sinovac Biotech Ltd.	-25.5%
China Biologic Products	*NA*

Historical Growth (FY2009A to FY2011A EBITDA)	
SciClone Pharmaceuticals, Inc.	53.0%
China Biologic Products	-0.6%
Simcere Pharmaceutical	-1.6%
Nuokang	**-20.0%**
Sinovac Biotech Ltd.	-55.8%

Historical Growth (FY2010A to FY2011A EBITDA)	
SciClone Pharmaceuticals, Inc.	104.1%
China Biologic Products	-15.5%
Nuokang	**-28.0%**
Simcere Pharmaceutical	-36.8%
Sinovac Biotech Ltd.	*NMF*

Projected Growth (FY2011A to FY2012E EBITDA)	
SciClone Pharmaceuticals, Inc.	53.0%
Simcere Pharmaceutical	32.5%
Nuokang	**-1.9%**
Sinovac Biotech Ltd.	*NMF*
China Biologic Products	*NA*

Profitability (LTM EBITDA to LTM Revenue)	
China Biologic Products	43.4%
SciClone Pharmaceuticals, Inc.	29.4%
Nuokang	**12.6%**
Simcere Pharmaceutical	9.7%
Sinovac Biotech Ltd.	-3.1%

Relative Depreciation (LTM Depreciation to LTM EBITDA)	
Simcere Pharmaceutical	60.2%
Nuokang	**50.6%**
China Biologic Products	9.9%
SciClone Pharmaceuticals, Inc.	9.0%
Sinovac Biotech Ltd.	*NMF*

Product Concentration (Primary Product Revenue as % of 2011 Revenue)	
Nuokang	**94.7%**
SciClone Pharmaceuticals, Inc.	78.4%
China Biologic Products	54.5%
Simcere Pharmaceutical	32.1%
Sinovac Biotech Ltd.	25.0%

R&D Expenditures (LTM R&D to LTM Revenue)	
Sinovac Biotech Ltd.	32.0%
Simcere Pharmaceutical	10.8%
SciClone Pharmaceuticals, Inc.	6.4%
Nuokang	**5.6%**
China Biologic Products	2.1%

Internal Investment (LTM Capital Expenditures to LTM Revenue)	
Sinovac Biotech Ltd.	31.6%
Nuokang	**14.6%**
Simcere Pharmaceutical	8.0%
China Biologic Products	4.9%
SciClone Pharmaceuticals, Inc.	0.8%

Liquidity (Current Ratio as of 09/21/2012)	
Nuokang	**10.2**
China Biologic Products	4.8
SciClone Pharmaceuticals, Inc.	3.6
Sinovac Biotech Ltd.	3.3
Simcere Pharmaceutical	1.3

Leverage[2] (Debt to EV as of 09/21/2012)	
Sinovac Biotech Ltd.	31.5%
Simcere Pharmaceutical	23.0%
Nuokang	**1.9%**
SciClone Pharmaceuticals, Inc.	1.0%
China Biologic Products	0.0%

Source: Capital IQ
Notes:
1. No company used for comparative purposes is identical to Nuokang.
2. Based on public trading prices of common stock as of September 21, 2012.
NMF refers to not meaningful.
NA refers to not available.

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Additional Financial Data

Selected Premiums Paid Data

Selected Pharmaceuticals Change-of-Control M&A Transactions

Median Implied Premiums Paid by Year

(One Month Before Announcement in %)

60% 50% 40% 30% 20% 10% 0%

Number of Transactions:

2007

11

2008

24

2009

17

2010

9

2011

20

2012

3

36.2%

40.2%

37.3%

52.9%

41.4%

9.6%

Proposal: 59.0%

Overall Historical Median: 38.5%

Median One-Month Implied Premiums Paid by Number of Transactions

(From 2007 to Sep 2012)

20 16 12 8

4

0

8

12

13

18

11

10

12

Proposal: 59.0%

<0% 0%-15% 15%-30% 30%-45% 45%-60% 60%-75% >75%

Total transactions: 84

Selected Global Majority Shareholder Transactions Purchasing Remaining Shares

Median Implied Premiums Paid by Year

(One Month Before Announcement in %)

60% 50% 40% 30% 20% 10% 0%

11.8%

18.1%

22.7%

19.2%

10.3%

14.8%

Proposal: 59.0%

Overall Historical Median: 15.8%

Number of Transactions:

2007

75

2008

115

2009

100

2010

99

2011

82

2012

58

Median One-Month Implied Premiums Paid by Number of Transactions

(From 2007 to Sep 2012)

180 150 120 90 60 30

0

105

154

96

76

32

17

49

Proposal: 59.0%

<0% 0%-15% 15%-30% 30%-45% 45%-60% 60%-75% >75%

Total transactions: 529

Source: Capital IQ

Notes: Reflects transactions involving target companies with more than $10 million of implied enterprise value.

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Additional Financial Data

Selected Premiums Paid Data (cont.)

Selected Global Take-Private Transactions

Median Implied Premiums Paid by Year

(One Month Before Announcement in %)

60% 50% 40% 30% 20% 10% 0%

20.0%

30.8%

28.1%

33.9%

26.4%

30.7%

Proposal: 59.0%

Overall Historical Median: 25.7%

Number of Transactions:

2007

185

2008

106

2009

77

2010

96

2011

96

2012

51

Median One-Month Implied Premiums Paid by Number of Transactions

(From 2007 to Sep 2012)

200 160 120 80 40

0

41

133

171

122

51

30

63

Proposal: 59.0%

<0% 0%-15% 15%-30% 30%-45% 45%-60% 60%-75% >75%

Total transactions: 611

Selected Global Management Buy-Out Transactions

Median Implied Premiums Paid by Year

(One Month Before Announcement in %)

60% 50% 40% 30% 20% 10% 0% -10%

22.1%

46.5%

45.8%

38.1%

36.7%

37.7%

Proposal: 59.0%

Overall Historical Median: 32.5%

Number of Transactions:

2007

39

2008

24

2009

17

2010

14

2011

21

2012

12

Median One-Month Implied Premiums Paid by Number of Transactions

(From 2007 to Sep 2012)

40 35 30 25 20 15 10 5 0

3

22

34

21

15

8

24

Proposal: 59.0%

<0% 0%-15% 15%-30% 30%-45% 45%-60% 60%-75% >75%

Total transactions: 127

Source: Capital IQ

Notes: Reflects transactions involving target companies with more than $10 million of implied enterprise value.

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Additional Financial Data

Selected Premiums Paid Data (cont.)

Selected China & Hong Kong Change-of-Control M&A Transactions

Median Implied Premiums Paid by Year

(One Month Before Announcement in %)

60% 50% 40% 30% 20% 10% 0% -10%

18.3%

19.9%

27.3%

29.1%

7.7%

40.7%

Proposal: 59.0%

Overall Historical Median: 20.7%

Number of Transactions:

2007

13

2008

10

2009

10

2010

10

2011

9

2012

7

Median One-Month Implied Premiums Paid by Number of Transactions

(From 2007 to Sep 2012)

30 25 20 15 10 5 0

24

16

7

3

3

6

Proposal: 59.0%

<15% 15%-30% 30%-45% 45%-60% 60%-75% >75%

Total transactions: 59

Source: Capital IQ

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HOULIHAN LOKEY 25